Exhibit 99.1
CENTRAL GARDEN & PET ANNOUNCES RECORD Q2 FISCAL 2026 FINANCIAL RESULTS

Reports fiscal 2026 Q2 net sales of $906 million, compared with $834 million a year ago
Delivers fiscal 2026 Q2 GAAP diluted EPS of $1.28, compared with $0.98 in the prior year
Reaffirms fiscal 2026 outlook for non-GAAP diluted EPS of $2.70 or better

WALNUT CREEK, Calif. – Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) (“Central”), a leading consumer goods company in the pet and garden industries, today announced financial results for its fiscal 2026 second quarter ended March 28, 2026.
“We continued to build on our solid start to the year, ending the quarter with higher sales, expanded operating margins, and increased earnings per share versus last year, driven by consistent execution and improving performance across the organization,” said Niko Lahanas, CEO of Central Garden & Pet. “Following the quarter, we entered into a pet distribution partnership with Phillips, which allows us to simplify our business and strengthen our focus on our branded portfolio. While much of the garden season remains ahead of us and the macroeconomic and geopolitical environment continues to evolve, we are reaffirming our fiscal year outlook. We expect the distribution partnership to have a minimal impact on earnings per share.”

Fiscal 2026 Second Quarter Financial Results
(All comparisons versus Q2 FY 2025)
Net sales were $906 million, compared with $834 million.
Gross margin expanded by 30 basis points to 33.1%, compared with 32.8%.
Operating income totaled $114 million, compared with $93 million. Operating margin was 12.6%, compared with 11.2%.
Other expense was $351 thousand, compared with other income of $744 thousand.
Net interest expense of $9 million was consistent with the prior year.
Net income was $79 million, compared with $64 million. Diluted earnings per share (EPS) were $1.28, compared with $0.98.
Adjusted EBITDA was $139 million, compared with $123 million. Adjusted EBITDA margin was 15.4%, compared with 14.8%.

Pet Segment Second Quarter Fiscal 2026 Results
(All comparisons versus Q2 FY 2025)
Net sales in the Pet segment were $477 million, compared with $454 million, primarily driven by continued strength in Dog & Cat and Animal Health, as well as Outdoor Cushions shipments shifting from the first quarter into the second.
Operating income was $78 million, compared with $61 million. Operating margin was 16.3%, compared with 13.4%.
Adjusted EBITDA was $89 million, compared with $75 million. Adjusted EBITDA margin was 18.6%, compared with 16.6%.

Exhibit 99.1
Garden Segment Second Quarter Fiscal 2026 Results
(All comparisons versus Q2 FY 2025)
Net sales in the Garden segment were $429 million, compared with $380 million, primarily driven by shipments shifting from the first quarter into the second, and new listings in Grass and Fertilizer.
Operating income was $66 million, compared with $59 million. Operating margin was 15.4%, compared with 15.5%.
Adjusted EBITDA was $76 million, compared with $69 million. Adjusted EBITDA margin was 17.7%, compared with 18.2%.

Liquidity and Debt
(All comparisons versus Q2 FY 2025)
Cash used in operations was $50 million, compared with $47 million, primarily reflecting seasonal working capital timing.
Central repurchased 110 thousand shares for $3.4 million during the quarter. As of March 28, 2026, $128 million remained available for future stock repurchases.
Cash and cash equivalents at March 28, 2026, totaled $653 million, compared with $517 million.
Total debt was $1.2 billion, consistent with the prior year period, with strong liquidity supporting continued investment capacity and financial flexibility.
Gross leverage, calculated using the definitions for Indebtedness and EBITDA in Central's credit agreement, ended the second quarter at 2.8x, compared with 2.9x in the prior year and below the target range of 3.0 to 3.5x.
Central had no borrowings outstanding under its credit facility at quarter end.

Pet Distribution Partnership
Following the close of the quarter, Central entered into a strategic partnership with Phillips Pet Food & Supplies (“Phillips”) to establish a new pet distribution business. By combining two complementary platforms, the partnership creates a stronger, more agile, and more efficient nationwide distribution network. It also simplifies Central’s operating model and enables greater focus on its branded portfolio and long-term growth opportunities. Central will retain a 20% ownership stake, while Phillips and its existing investors will hold the remaining 80%, with the business operating as an independent entity under the Phillips brand.

Fiscal 2026 Guidance
Central maintains its outlook for fiscal 2026 non-GAAP diluted EPS of $2.70 or better, reflecting continued margin discipline, ongoing investment in growth initiatives, and portfolio optimization. The Company does not expect the distribution joint venture to have a significant impact on EPS.

Exhibit 99.1
The outlook incorporates current assumptions regarding a competitive and promotional retail environment, a value-oriented consumer, existing tariffs, and inflation in select commodities, with continued stability across key categories despite a dynamic macroeconomic and geopolitical environment.
Capital expenditures are projected to be approximately $50 million to $60 million, focused on maintenance, productivity initiatives, and targeted growth investments across both segments.
This outlook excludes any potential impacts from further acquisitions, divestitures, or restructuring activities that may occur during the remainder of fiscal 2026, including projects under Central's Cost and Simplicity agenda, as well as any tariff refunds.
Conference Call
Central will hold a conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), hosted by CEO Niko Lahanas and CFO Brad Smith, to discuss these results and to provide a general business update. The conference call and related materials can be accessed at http://ir.central.com.
Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) using confirmation #13758900.
About Central Garden & Pet
Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA) is a leading consumer goods company in the pet and garden industries. Guided by the belief that home is central to life, the company's purpose is to proudly nurture happy and healthy homes. For over 45 years, its innovative and trusted solutions have helped lawns grow greener, gardens bloom bigger, pets live healthier, and communities grow stronger. Central is home to a diversified portfolio of market-leading brands including Amdro®, Aqueon®, Best Bully Sticks®, Cadet®, C&S®, Farnam®, Ferry-Morse®, Kaytee®, Nylabone®, Pennington®, Sevin® and Zoёcon®. With fiscal 2025 net sales of $3.1 billion, the company has strong manufacturing and logistics capabilities supported by a passionate, entrepreneurial growth culture that incorporates sustainability. Central is headquartered in Walnut Creek, California, and employs more than 6,000 people, primarily across North America. Visit www.central.com to learn more.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including statements concerning evolving consumer demand and unfavorable retailer dynamics, productivity initiatives, estimated capital spending, and earnings guidance for fiscal 2026, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon Central's current expectations and various assumptions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:
•economic uncertainty and other adverse macroeconomic conditions, including a potential recession or inflationary pressure;
•impacts of further tariffs or a trade war and our ability to receive tariff refunds;
•risks associated with international sourcing;

Exhibit 99.1
•fluctuations in energy prices, fuel and related petrochemical costs;
•the impact of the new pet distribution partnership on our financial results and ability to distribute and promote our pet branded products;
•declines in consumer spending and the associated increased inventory risk;
•seasonality and fluctuations in our operating results and cash flow;
•adverse weather conditions and climate change;
•the success of our Central to Home strategy and our Cost and Simplicity agenda;
•fluctuations in market prices for seeds and grains and other raw materials, including the impact of significant declines in grass seed market prices on our inventory valuation;
•risks associated with new product introductions, including the risk that our new products will not produce sufficient sales to recoup our investment;
•dependence on a small number of customers for a significant portion of our business;
•consolidation trends in the retail industry;
•supply shortages in pet birds, small animals and fish;
•potential credit risk associated with certain brick and mortar retailers in the pet specialty segment;
•reductions in demand for our product categories;
•competition in our industries;
•continuing implementation of an enterprise resource planning information technology system;
•regulatory issues;
•potential environmental liabilities;
•access to and cost of additional capital;
•the impact of product recalls;
•risks associated with our acquisition strategy, including our ability to successfully integrate acquisitions and the impact of purchase accounting on our financial results;
•potential goodwill or intangible asset impairment;
•the potential for significant deficiencies or material weaknesses in internal control over financial reporting, particularly of acquired companies;
•our dependence upon our key executives;
•our ability to recruit and retain members of our management team and employees to support our businesses;
•potential costs and risks associated with actual or potential cyberattacks;
•our ability to protect our trademarks and other proprietary rights;
•litigation and product liability claims;
•the impact of new accounting regulations and the possibility our effective tax rate will increase as a result of future changes in the corporate tax rate or other tax law changes;
•potential dilution from issuance of authorized shares; and
•the voting power associated with our Class B stock.

These and other risks are described in greater detail in Central’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025, filed with the Securities and Exchange Commission on November 26, 2025. Central has not filed its Form 10-Q for the fiscal quarter ended March 28,

Exhibit 99.1
2026. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time the Company files the Form 10-Q. Central assumes no obligation to publicly update these forward-looking statements to reflect new information, future events, or any other development.

Investor & Media Contact
Friederike Edelmann
VP, Investor Relations & Corporate Sustainability
(925) 412-6726
fedelmann@central.com

# # #
(Tables Follow)

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts, unaudited)

	March 28, 2026	March 29, 2025	September 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$653,242	$516,675	$882,488
Restricted cash	16,167	14,662	15,945
Accounts receivable (less allowance for credit losses of $7,969, $9,342 and $8,011)	603,152	578,880	325,297
Inventories, net	782,330	824,281	722,106
Prepaid expenses and other	32,832	40,755	30,294
Total current assets	2,087,723	1,975,253	1,976,130
Plant, property and equipment, net	354,393	368,468	363,188
Goodwill	554,692	554,692	554,692
Other intangible assets, net	434,953	461,657	447,643
Operating lease right-of-use assets	198,742	208,863	222,863
Other assets	115,025	60,684	61,127
Total	$3,745,528	$3,629,617	$3,625,643
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$276,402	$263,712	$234,618
Accrued expenses	277,154	275,374	247,213
Current lease liabilities	51,551	58,443	56,865
Current portion of long-term debt	55	122	62
Total current liabilities	605,162	597,651	538,758
Long-term debt	1,192,545	1,190,724	1,191,641
Long-term lease liabilities	174,320	175,581	191,739
Deferred income taxes and other long-term obligations	121,160	122,257	118,572
Equity:
Common stock ($0.01 par value; 9,650,221, 10,218,481 and 9,650,221 shares outstanding at March 28, 2026, March 29, 2025 and September 27, 2025, respectively)	97	102	97
Class A common stock ($0.01 par value: 51,236,225, 52,615,383 and 51,618,682 shares outstanding at March 28, 2026, March 29, 2025 and September 27, 2025, respectively)	512	526	516
Class B stock ($0.01 par value: 1,602,374 shares outstanding at March 28, 2026, March 29, 2025 and September 27, 2025)	16	16	16
Additional paid-in capital	567,887	575,769	571,392
Retained earnings	1,086,450	969,715	1,015,096
Accumulated other comprehensive loss	(3,716)	(4,615)	(3,849)
Total Central Garden & Pet Company shareholders’ equity	1,651,246	1,541,513	1,583,268
Noncontrolling interest	1,095	1,891	1,665
Total equity	1,652,341	1,543,404	1,584,933
Total	$3,745,528	$3,629,617	$3,625,643

Exhibit 99.1
CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
Net sales	$906,152	$833,537	$1,523,525	$1,489,973
Cost of goods sold	606,588	560,454	1,033,353	1,021,191
Gross profit	299,564	273,083	490,172	468,782
Selling, general and administrative expenses	185,628	179,759	359,703	347,466
Operating income	113,936	93,324	130,469	121,316
Interest expense	(14,068)	(14,510)	(28,579)	(28,980)
Interest income	4,984	5,152	11,728	11,892
Other income (expense)	(351)	744	(169)	(973)
Income before income taxes and noncontrolling interest	104,501	84,710	113,449	103,255
Income tax expense	24,529	19,903	26,618	24,267
Income including noncontrolling interest	79,972	64,807	86,831	78,988
Net income attributable to noncontrolling interest	551	1,174	569	1,346
Net income attributable to Central Garden & Pet Company	$79,421	$63,633	$86,262	$77,642
Net income per share attributable to Central Garden & Pet Company:
Basic	$1.29	$0.99	$1.41	$1.21
Diluted	$1.28	$0.98	$1.39	$1.19
Weighted average shares used in the computation of net income per share:
Basic	61,379	64,140	61,391	64,346
Diluted	61,869	64,879	61,937	65,171

Exhibit 99.1
CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Six Months Ended
	March 28, 2026	March 29, 2025
Cash flows from operating activities:
Net income	$86,831	$78,988
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	41,344	42,580
Amortization of deferred financing costs	1,257	1,347
Non-cash lease expense	29,680	29,987
Stock-based compensation	9,454	9,528
Deferred income taxes	3,001	2,525
Other operating activities	2,652	(1,056)
Changes in assets and liabilities (excluding businesses acquired):
Accounts receivable	(278,079)	(252,375)
Inventories	(59,260)	(67,654)
Prepaid expenses and other assets	721	(11,542)
Accounts payable	42,722	50,504
Accrued expenses	29,724	28,416
Other long-term obligations	(419)	2,100
Operating lease liabilities	(29,489)	(29,043)
Net cash used in operating activities	(119,861)	(115,695)
Cash flows from investing activities:
Additions to property, plant and equipment	(21,265)	(16,760)
Payments to acquire companies, net of cash acquired	(57,000)	(3,318)
Other investing activities	(50)	(125)
Net cash used in investing activities	(78,315)	(20,203)
Cash flows from financing activities:
Repayments of long-term debt	(39)	(145)
Repurchase of common stock, including shares surrendered for tax withholding	(27,871)	(98,233)
Distribution to noncontrolling interest	(1,139)	(1,346)
Payment of financing costs	(2,329)	—
Net cash used in financing activities	(31,378)	(99,724)
Effect of exchange rate changes on cash and equivalents	530	(1,444)
Net decrease in cash, cash equivalents and restricted cash	(229,024)	(237,066)
Cash, cash equivalents and restricted cash at beginning of year	898,433	768,403
Cash, cash equivalents and restricted cash at end of year	$669,409	$531,337
Supplemental information:
Cash paid for interest	$28,604	$28,976
Cash paid for income taxes – net of refunds	$2,874	$13,368
Lease liabilities arising from obtaining right-of-use assets	$6,536	$30,776

Exhibit 99.1
Use of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, to supplement the financial results prepared in accordance with GAAP, we use non-GAAP financial measures including non-GAAP net income and diluted net income per share, non-GAAP operating income, and adjusted EBITDA. Management uses these non-GAAP financial measures that exclude the impact of specific items (described below) in making financial, operating and planning decisions and in evaluating our performance. Also, management believes that these non-GAAP financial measures may be useful to investors in their assessment of our ongoing operating performance and provide additional meaningful comparisons between current results and results in prior operating periods. While management believes that non-GAAP measures are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results.
Adjusted EBITDA is defined by us as income before income tax, net other expense, net interest expense and depreciation and amortization and stock-based compensation expense (or operating income plus depreciation and amortization expense and stock-based compensation expense). Adjusted EBITDA further excludes charges related to facility closures. We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplemental measure in evaluating the cash flows and performance of our business and provides greater transparency into our results of operations. Adjusted EBITDA is used by our management to perform such evaluations. Adjusted EBITDA should not be considered in isolation or as a substitute for cash flow from operations, income from operations or other income statement measures prepared in accordance with GAAP. We believe that adjusted EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present adjusted EBITDA when reporting their results. Other companies may calculate adjusted EBITDA differently and it may not be comparable.
The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below.
Non-GAAP financial measures reflect adjustments based on the following items:
•Facility closures and business exit: we have excluded charges related to the closure of distribution and manufacturing facilities and our decisions to exit businesses as they represent infrequent transactions that impact the comparability between operating periods. We believe these exclusions supplement the GAAP information with a measure that may be useful to investors in assessing the sustainability of our operating performance.

•Tax impact: adjustment represents the impact of the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments.
From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful supplemental information to investors and management.
We have not provided a reconciliation of non-GAAP measures to the corresponding GAAP measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items; these excluded items may include facility closures and exit costs, impairment charges and restructuring costs, among others.
1.During the first quarter of fiscal 2026, we recognized incremental expense of $7.7 million in the consolidated statement of operations, of which $7.2 million in our Garden segment related to the closure of three distribution centers in fiscal 2025 and 2024. During the first and second quarters of fiscal 2026, we recognized incremental expense of $0.5 million and $0.2 million, respectively, in our Pet segment related to the closure of a sales and logistics facility in Pennsylvania.
2.During the second quarter of fiscal 2025, we recognized incremental expense of $5.3 million in the consolidated statement of operations, related to the decision to wind-down our operations in the U.K. and the related facility there as we move to a direct-export model.

Exhibit 99.1

Net Income and Diluted Net Income Per Share
GAAP to Non-GAAP Reconciliation		Three Months Ended		Six Months Ended
		March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
		(in thousands, except per share amounts)
GAAP net income attributable to Central Garden & Pet Company		$79,421	$63,633	$86,262	$77,642
Facility closures	(1) (2)	227	5,339	7,972	5,339
Tax effect of adjustments		(53)	(1,255)	(1,870)	(1,255)
Non-GAAP net income attributable to Central Garden & Pet Company		$79,595	$67,717	$92,364	$81,726
GAAP diluted net income per share		$1.28	$0.98	$1.39	$1.19
Non-GAAP diluted net income per share		$1.29	$1.04	$1.49	$1.25
Shares used in GAAP and non-GAAP diluted net earnings per share calculation		61,869	64,879	61,937	65,171

Operating Income
GAAP to Non-GAAP Reconciliation	Three Months Ended March 28, 2026			Six Months Ended March 28, 2026
	GAAP	Non-GAAP adjustments(1)	Non-GAAP	GAAP	Non-GAAP adjustments(1)	Non-GAAP
	(in thousands)
Net sales	$906,152	$—	$906,152	$1,523,525	$—	$1,523,525
Cost of goods sold	606,588	85	606,503	1,033,353	(517)	1,033,870
Gross profit	$299,564	$(85)	$299,649	$490,172	$517	$489,655
Selling, general and administrative expenses	185,628	142	185,486	359,703	8,489	351,214
Income from operations	$113,936	$(227)	$114,163	$130,469	$(7,972)	$138,441

Gross margin	33.1%		33.1%	32.2%		32.1%
Operating margin	12.6%		12.6%	8.6%		9.1%

Operating Income
GAAP to Non-GAAP Reconciliation	Three Months Ended March 29, 2025			Six Months Ended March 29, 2025
	GAAP	Non-GAAP adjustments(2)	Non-GAAP	GAAP	Non-GAAP adjustments(2)	Non-GAAP
	(in thousands)
Net sales	$833,537	$—	$833,537	$1,489,973	$—	$1,489,973
Cost of goods sold	560,454	4,413	556,041	1,021,191	4,413	1,016,778
Gross profit	$273,083	$(4,413)	$277,496	$468,782	$(4,413)	$473,195
Selling, general and administrative expenses	179,759	926	178,833	347,466	926	346,540
Income from operations	$93,324	$(5,339)	$98,663	$121,316	$(5,339)	$126,655

Gross margin	32.8%		33.3%	31.5%		31.8%
Operating margin	11.2%		11.8%	8.1%		8.5%

Exhibit 99.1

Pet Segment Operating Income
GAAP to Non-GAAP Reconciliation		Three Months Ended		Six Months Ended
		March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
		(in thousands)
GAAP operating income		$77,822	$60,614	$127,622	$111,871
Facility closures	(1) (2)	227	5,339	732	5,339
Non-GAAP operating income		$78,049	$65,953	$128,354	$117,210

GAAP operating margin		16.3%	13.4%	14.3%	12.7%
Non-GAAP operating margin		16.4%	14.5%	14.4%	13.3%

Garden Segment Operating Income
GAAP to Non-GAAP Reconciliation		Three Months Ended		Six Months Ended
		March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025
		(in thousands)
GAAP operating income		$65,968	$58,731	$56,289	$61,154
Facility closures	(1)	—	—	7,240	—
Non-GAAP operating income		$65,968	$58,731	$63,529	$61,154

GAAP operating margin		15.4%	15.5%	8.9%	10.0%
Non-GAAP operating margin		15.4%	15.5%	10.1%	10.0%

Adjusted EBITDA
GAAP to Non-GAAP Reconciliation		Three Months Ended March 28, 2026
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$79,421
Interest expense, net		—	—	—	9,084
Other expense		—	—	—	351
Income tax expense		—	—	—	24,529
Net income attributable to noncontrolling interest		—	—	—	551
Income (loss) from operations		77,822	65,968	(29,854)	$113,936
Depreciation & amortization		10,462	9,991	231	20,684
Noncash stock-based compensation		—	—	4,629	4,629
Facility closures	(1)	227	—	—	227
Adjusted EBITDA		$88,511	$75,959	$(24,994)	$139,476

Exhibit 99.1

Adjusted EBITDA
GAAP to Non-GAAP Reconciliation		Three Months Ended March 29, 2025
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$63,633
Interest expense, net		—	—	—	9,358
Other income		—	—	—	(744)
Income tax expense		—	—	—	19,903
Net income attributable to noncontrolling interest		—	—	—	1,174
Income (loss) from operations		60,614	58,731	(26,021)	$93,324
Depreciation & amortization		9,498	10,443	705	20,646
Noncash stock-based compensation		—	—	4,018	4,018
Facility closures & business exit	(2)	5,339	—	—	5,339
Adjusted EBITDA		$75,451	$69,174	$(21,298)	$123,327

Adjusted EBITDA
GAAP to Non-GAAP Reconciliation		Six Months Ended March 28, 2026
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$86,262
Interest expense, net		—	—	—	16,851
Other expense		—	—	—	169
Income tax expense		—	—	—	26,618
Net income attributable to noncontrolling interest		—	—	—	569
Income (loss) from operations		127,622	56,289	(53,442)	$130,469
Depreciation & amortization		20,599	20,265	480	41,344
Noncash stock-based compensation		—	—	9,454	9,454
Facility closures	(1)	732	7,240	—	7,972
Adjusted EBITDA		$148,953	$83,794	$(43,508)	$189,239

Adjusted EBITDA
GAAP to Non-GAAP Reconciliation		Six Months Ended March 29, 2025
		Pet	Garden	Corporate	Total
		(in thousands)
Net income attributable to Central Garden & Pet Company		$—	$—	$—	$77,642
Interest expense, net		—	—	—	17,088
Other expense		—	—	—	973
Income tax expense		—	—	—	24,267
Net income attributable to noncontrolling interest		—	—	—	1,346
Income (loss) from operations		111,871	61,154	(51,709)	$121,316
Depreciation & amortization		19,578	21,574	1,428	42,580
Noncash stock-based compensation		—	—	9,528	9,528
Facility closures and business exit	(2)	5,339	—	—	5,339
Adjusted EBITDA		$136,788	$82,728	$(40,753)	$178,763